EXHIBIT 8(a)(iii)
AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
Among
THE ALGER AMERICAN FUND,
FRED ALGER & COMPANY, INCORPORATED
and
INDIANAPOLIS LIFE INSURANCE COMPANY
(Successor in Interest to IL Annuity and Insurance Company)
     The Participation Agreement, made and entered into as of the 5th day of September, 1995 by and among INDIANAPOLIS LIFE INSURANCE COMPANY (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, on its own behalf and on behalf of each segregated asset account set forth on the attached Schedule A, THE ALGER AMERICAN FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and FRED ALGER & COMPANY, INCORPORATED, a Delaware corporation, is hereby amended effective as of June 30, 2003, as follows:
          1. All references to IL Annuity and Insurance Company are hereby changed to “Indianapolis Life Insurance Company” to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.
          2. Article XI is hereby deleted in its entirety and replaced with the following Article XI:
Article XI.
Notices
     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
The Alger American Fund
111 Fifth Avenue
New York, New York 10003
Attention: Ray Pfeister

If to the Company:
Indianapolis Life Insurance Company
555 South Kansas Avenue
Topeka, Kansas 66603
Attention: Michael H. Miller, Vice President
and
Ameritas Life Insurance Corp.
5900 0 Street
Lincoln, Nebraska 68510
Attention: Debra Powell
If to the Distributor:
Fred Alger & Company, Incorporated
30 Montgomery Street
Jersey City, New Jersey 07302
Attention: Gregory S. Duch
3. Schedule A shall be deleted and replaced with the attached Schedule A.
          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of June 30, 2003.

Indianapolis Life Insurance Company
By:	/s/ James A. Smallenberger
	Name:	James A. Smallenberger
	Title:	Secretary

The Alger American Fund
By:	/s/ Gregory S. Duch
	Name:	Gregory S. Duch
	Title:	Treasurer

Fred Alger & Company, Incorporated
By:	/s/ Gregory S. Duch
	Name:	Gregory s. Duch
	Title:	Executive Vice President

SCHEDULE A
Separate Accounts, Associated Contracts, and Fund Portfolios

Name of Separate
Account and Date	Policy Form Numbers
Established by Board of	of Contracts Funded	Portfolios of the Fund
Directors	By Separate Account	Available Under the Contracts
ILICO Separate Account I	VA-95	MidCap Growth Portfolio

	VCA-97	Small Capitalization Portfolio

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